UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

1050 Winter Street, Suite 1000 Waltham, Massachusetts (Address of Principal Executive Offices)	02451 (Zip Code)

(781) 839-7293
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2007, Arbios Systems, Inc. (the “Company”) entered into a Supply Agreement (the “Supply Agreement”) with Membrana GmbH, a company organized under the laws of Germany (“Membrana”), for the provision of membranes for use in the Company’s SEPET™ therapeutic blood filtration products for the treatment of liver failure and sepsis. The Supply Agreement provides that following the first commercial sale of the Company’s product that contains Membrana membranes, Membrana will be the Company’s exclusive supplier of certain identified membranes for use in products covered within a claim of an issued U.S. patent that is owned by or licensed exclusively to Arbios for the treatment of liver failure or sepsis anywhere in the world. In addition, the agreement provides that following the first commercial sale of the Company’s product that contains Membrana membranes, Membrana shall not supply certain identified membranes for use in products covered within a claim of an issued U.S. patent that is owned by or licensed exclusively to Arbios for the treatment of liver failure or sepsis anywhere in the world to any third party that will incorporate such membranes into a product whose composition, method of manufacture or method of use falls within a claim of an issued U.S. patent that is owned by or licensed exclusively to Arbios. Such exclusivity may last for up to five years based upon the fulfillment of certain minimum purchase thresholds by the Company. The agreement also provides for pre-established per-unit pricing of Membrana membranes, including progressive quantity discounts.

The Supply Agreement will terminate following the six-year anniversary of the date of the first commercial sale of the Company’s product that contains Membrana membranes. The Supply Agreement may be terminated by either party upon ninety days notice in the event of a material breach by the other party that remains uncured for ninety days, or upon sixty days notice if the other party becomes insolvent or becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, or general assignment for the benefit of creditors that is not dismissed within sixty days. In addition, upon sixty days notice, the Company may terminate the Supply Agreement or terminate the exclusivity of the Supply Agreement, upon Membrana’s failure to meet certain delivery requirements.

A copy of the press release announcing the entry into the Supply Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated September 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: September 20, 2007	By:	/s/ SHAWN P. CAIN
Walt SShawn P. Cain, Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated September 20, 2007